February 2013
Creating Value at SandRidge Energy

DISCLAIMER
THIS PRESENTATION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC
INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY
RECEIVE THIS PRESENTATION, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE
VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF TPG-AXON MANAGEMENT LP, TPG-AXON PARTNERS GP, L.P., TPG-
AXON GP, LLC, TPG-AXON PARTNERS, LP, TPG-AXON INTERNATIONAL, L.P., TPG-AXON INTERNATIONAL GP, LLC, DINAKAR SINGH
LLC AND DINAKAR SINGH ("TPG-AXON" AND, TOGETHER WITH STEPHEN C. BEASLEY, EDWARD W. MONEYPENNY, FREDRIC G.
REYNOLDS, PETER H. ROTHSCHILD, ALAN J. WEBER AND DAN A. WESTBROOK, THE "PARTICIPANTS"), AND ARE BASED ON
PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO SANDRIDGE ENERGY, INC. (THE "ISSUER").

THE PARTICIPANTS RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY TIME AS THEY DEEM
APPROPRIATE. THE PARTICIPANTS DISCLAIM ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN. THE
PARTICIPANTS HAVE NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION
INDICATED IN THIS PRESENTATION AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD
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REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY
HOLDINGS IS CONTAINED IN THE DEFINITIVE CONSENT STATEMENT ON SCHEDULE 14A FILED BY TPG-AXON WITH THE SEC ON
JANUARY 18, 2013. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

Agenda
➢ Overview
➢ Company Background & Performance
➢ Management Compensation & Related Party Transactions
➢ The Path to Value
➢ Company Response
➢ Appendix: Related Party Transactions Presentation

A few Warren Buffett quotes…
➢ Time is the friend of the wonderful business. It's the enemy of the lousy business. If you're in a lousy business for a long time, you're going to get a lousy result, even if you buy it cheap.
➢ Whenever I read about some company undertaking a cost-cutting program, I know it's not a company that really knows what costs are all about. Spurts don't work in this area. The really good manager does not wake up in the morning and say, "This is the day I'm going to cut costs," any more than he wakes up and decides to practice breathing.
➢ A company that wants to use its own stock as currency for an acquisition has no problems if the stock is selling in the market at full intrinsic value. But suppose it is selling at only half intrinsic value. In that case it is faced with the unhappy prospect of using a substantially undervalued currency to pay for a fully valued property [the negotiated price of the target company]. In effect the acquirer must give up $2 of value to receive $1 of value. Under such circumstances, a marvelous business purchased at a fair sales price becomes a terrible buy. For gold valued as gold cannot be purchased intelligently through the utilization of gold valued as lead.
➢ It has become fashionable at public companies to describe almost every compensation plan as aligning the interests of management with those of shareholders. In our book, alignment means being a partner in both directions, not just on the upside. Many 'alignment' plans flunk this basic test, being artful forms of 'heads I win, tails you lose.‘
➢ I look for businesses in which I think I can predict what they're going to look like in ten to fifteen years time.
➢ Should you find yourself in a chronically-leaking boat, energy devoted to changing vessels is likely to be more productive than energy devoted to patching leaks.

…as applied to SandRidge Energy
➢ Time is the friend of the wonderful business. It's the enemy of the lousy business. If you're in a lousy business for a long time, you're going to get a lousy result, even if you buy it cheap.
 ➢ SandRidge has valuable assets, but its high cost structure make it a lousy business as currently configured. Time is not our friend, since the drain from high financing and overhead costs are a severe impediment to value creation.
➢ Whenever I read about some company undertaking a cost-cutting program, I know it's not a company that really knows what costs are all about. Spurts don't work in this area. The really good manager does not wake up in the morning and say, "This is the day I'm going to cut costs," any more than he wakes up and decides to practice breathing.
 ➢ Overhead costs are massive in any context, and many appear extravagant and unrelated to necessary operations. Management has been increasing overhead spending, rather than reducing it, despite financing pressures. This ‘tax’ on the company is destroying value.
➢ A company that wants to use its own stock as currency for an acquisition has no problems if the stock is selling in the market at full intrinsic value. But suppose it is selling at only half intrinsic value. In that case it is faced with the unhappy prospect of using a substantially undervalued currency to pay for a fully valued property [the negotiated price of the target company]. In effect the acquirer must give up $2 of value to receive $1 of value. Under such circumstances, a marvelous business purchased at a fair sales price becomes a terrible buy. For gold valued as gold cannot be purchased intelligently through the utilization of gold valued as lead.
 ➢ SandRidge stock trades at a significant discount to estimated NAV. Repeated deals, using stock as currency, have resulted in 70% dilution of stockholder ownership - the highest of its peer group to a dramatic degree.

…as applied to SandRidge Energy (continued)
➢ It has become fashionable at public companies to describe almost every compensation plan as aligning the interests of management with those of shareholders. In our book, alignment means being a partner in both directions, not just on the upside. Many 'alignment' plans flunk this basic test, being artful forms of 'heads I win, tails you lose.‘
 ➢ We believe management incentives are completely misaligned with the interests of shareholders. Management compensation and rewards have been extraordinary, and grown dramatically, even as shareholder value has been dramatically destroyed. Related party transactions also raise significant concerns regarding ethics, incentives and alignment. It is simply appalling that the CEO’s family is one of the most significant competitors to the company, and has bought enormous amount of mineral rights and land, alongside, or even in advance of, SandRidge.
➢ I look for businesses in which I think I can predict what they're going to look like in ten to fifteen years time.
 ➢ Repeated deals have resulted in significant oscillation in the company focus and asset mix
 - from high-cost gas and CO2 to oil, from offshore to onshore, from vertical drilling to horizontal drilling, from proven to unproven to mature profiles. The company now professes a focus on the Mississippian, but its track record suggests that there can be little predictability regarding what assets shareholders will own in the future.

SandRidge is a ‘chronically leaking boat’ - change is necessary!
“Should you find yourself in a chronically-leaking boat, energy devoted to changing vessels is likely to be more productive than energy devoted to patching leaks.”
➢ SandRidge performance since its IPO in 2007, and under the watch of the current Board, has been a tragedy for shareholders. Value has been destroyed to an extraordinary degree, on both an absolute and relative basis
➢ Corporate governance is appalling - management compensation and related party transactions create significant concerns about ethics, incentive, and efficiency
➢ As the company is currently run, we believe there will be little upside/return to shareholders in coming years. Costs (financing costs and overhead expenditures) are simply too high, and burn tremendous value, particularly given the strain of massive financing needs for years to come
➢ BUT, if the company were operated in a more efficient and focused manner, we believe there would be very significant potential upside and return. With efficient and disciplined oversight and leadership, we believe value can be restored and grown
➢ Given the track record since 2007, shareholders cannot rely upon current directors to provide necessary oversight and leadership. Therefore, change is necessary, and fortunately there is a path to effect that change.

Our action plan can restore and build value for shareholders
➢ Exhaustive analysis and planning for the ‘first 100 days’ has already begun, including plans regarding formation of Board Committees, hiring of external advisors, etc.
➢ Replace CEO Tom Ward with a well-regarded, experienced CEO. We have initiated a search process, and we believe there are strong external, and possibly internal, candidates. We do not want to replace the value-added operational leaders of the company - we want to replace Tom
 Ward.
➢ Reduce overhead significantly, freeing up valuable cashflow for debt reduction.
 ➢ Continue exhaustive analysis, with an expectation of reducing overhead spending from $200+ million to $50 - 75 million.
 ➢ Management compensation, travel, advertising and promotion, and excessive real estate offer obvious and substantial targets for reduction
➢ Reduce debt through sale and monetization of non-core assets
 ➢ Examine a sale of the Dynamic Offshore Assets purchased last year
 ➢ Pursue a monetization of infrastructure assets
➢ Pursue additional reductions in or sale of working interests in the Mississippian to reduce the massive capital expenditure needs of the company
➢ Consider a sale of the company, but plan and assume that long term value will be maximized through efficient and focused development of the Mississippian assets

Status Quo	TPG-Axon Plan
Extraordinary overhead spending creates an enormous burden	Minimize waste and maximize efficiency, freeing up significant cashflow for debt reduction and value creation
Crippling and soaring financing costs drain value	Reduce debt and financing costs through sale of assets
Extreme levels of Capital Expenditure, well beyond what is affordable or sustainable, create a debt spiral	Invest to grow at an affordable and sustainable rate by reducing acreage, and capital expenditure needs, to a sensible and sustainable scale

TPG–AXON CAPITAL

The status quo will yield little value for stockholders, but significant value creation is possible with change
Value is drained by overhead and
financing costs…little equity value left
despite the massive investment
Company emerges as a well-capitalized,
high-growth energy company that could
enable stockholders to realize
NAV per share of $10 - 12 +

The company claims it is moving in the right direction…we disagree!
➢ Is this progress? Consider the following recent developments…
 ➢ 9 recent rating downgrades from research analysts
 ➢ Significant recent decline in the stock
 ➢ Reduced management guidance for Mississippian returns
 ➢ Weaker than expected Mississippian results from producing wells in the SandRidge Royalty
 Trusts
➢ Have the Board of Directors and Management changed their ways? Consider their actions over the past year or so…
 ➢ Announced $21 million in compensation for Tom Ward for 2012; yet again, an extraordinary amount relative to peers, and outrageous relative to the poor stock performance of the company
 ➢ Amended Tom Ward’s employment agreement (December 2011) to actually expand the ability for
 Tom Ward to compete with the company!
 ➢ Purchased a new, and even better, private jet for Tom Ward’s personal use - a Falcon 900EX
 (which has 6,000 mile flying range and lists for $35 million)
 ➢ Engaged in more unexpected M&A, including the acquisition of Dynamic Offshore
 ➢ Enacted a poison pill

The consent solicitation process
➢ Proposal 1: amend bylaws — amended bylaws are necessary for the removal of existing Board members
 ➢ (i) De-stagger the board of directors of the Company (the "Board") by providing that directors will be elected for one-
 year terms beginning with the 2013 annual meeting of stockholders,
 ➢ (ii) Provide that the size of the Board may be fixed by either a majority vote of the Board or vote of the stockholders,
 ➢ (iii) Provide that vacancies on the Board may be filled by the stockholders or by a majority vote of the remaining directors of the Board, and
 ➢ (iv) Provide that directors may be removed with or without cause.
➢ Proposal 2: remove existing Board — removal of current Directors is needed to effect change
 ➢ Remove all seven current members of the Board: Jim J. Brewer, Everett R. Dobson, William A. Gilliland, Daniel W.
 Jordan, Roy T. Oliver, Jr., Jeffrey S. Serota and Tom L. Ward (and any person or persons, other than those elected by our Consent Solicitation, elected, appointed or designated by the Board (or any committee thereof) to fill any vacancy or newly created directorship since December 26, 2012 and prior to the time that any of the actions proposed to be taken by our Consent Solicitation become effective)
➢ Proposal 3: elect independent Nominees — we believe independent Nominees will work to drastically reduce overhead and waste, sell extraneous assets, reduce future funding needs and consider a sale of entire company
 ➢ Elect Stephen C. Beasley, Edward W. Moneypenny, Fredric G. Reynolds, Peter H. Rothschild, Dinakar Singh, Alan J.
 Weber and Dan A. Westbrook (the "Nominees") as directors to fill the resulting vacancies on the Board (or if any
 Nominee becomes unable or unwilling to serve as a director of the Company or if the size of the Board is increased, in either case prior to the effectiveness of this Proposal, any other person who is not a director, officer, employee or affiliate of TPG-Axon, designated as a Nominee by TPG-Axon)
➢ To be successful, we need to deliver to SandRidge consents from stockholders representing more than 50% of outstanding shares by March 15, 2013

Agenda
➢ Overview
➢ Company Background & Performance
➢ Management Compensation & Related Party Transactions
➢ The Path to Value
➢ Company Response
➢ Appendix: Related Party Transactions Presentation

Three eras of energy over the past 25 years
1990s
Is there
demand growth?
► US Recession… Japanese
 bubble bursts… Collapse of the
 Soviet Bloc… Asian Crisis
► Persistently low energy prices
► Modest focus on reserve
 replacement; capital
 expenditure / investment
 budgets were low and did not
 grow for a decade
► Focus was on costs (low cost of
 production, and low cost of
 reserve replacement)
Now
Plenty of both, but costs
and price matter!
► Plenty of potential supply, in
 both oil and gas
► Massive investment began to
 bear fruit
► Collapse in the gas market,
 since markets are local
► Oil has fared better, but supply
 response is substantial, so
 costs matter
► Focus is now on supply…at
 the right price. Efficiency
 matters!
2003-2008
Is there
enough supply?
► Global synchronized
 growth…booming BRICS and
 other emerging markets
► Years of low investment
 resulted in slow supply
 response
► Surging prices for both oil and
 gas - dreams of $200 oil
► New technologies led to a
 mad rush to develop new
 supplies
► Focus was on acquiring
 reserves…the more the better,
 at almost at any price

- ***Costs do matter…and massive overhead spending creates an unaffordable ‘tax’ on shareholders. And, it is outrageous that a CEO and his immediate family members can benefit tremendously even as shareholders suffer***

TPG–AXON CAPITAL

➢ Use of significant leverage to acquire assets, even to the extent it resulted in low credit ratings and high cost of capital
 ➢ After all, if prices were going to perpetually rise, the more assets the better!
 ➢ Likewise, financing costs don’t matter if one assumes asset values will rise dramatically
 ➢ But what about the risk to shareholders if the outlook changed? Or the drain on value from high financing costs if asset values did not keep rising?
➢ Spending well in excess of organic cashflow
 ➢ Primary focus on acquiring early-stage assets resulted in a chronic need to seek external financing to then develop those assets
 ➢ Highly reliant upon capital markets to fund cashflow deficits, including repeated issuances of equity
 ➢ But how can value be created when capital expenditures are funded with extremely expensive debt capital, and shareholders are constantly diluted?
➢ Lavish overhead spending, particularly on compensation, and CEO related party transactions
 ➢ Overhead spending - compensation, administration, promotional expenses, real estate, perquisites - were, and remain, staggeringly high. As a % of market capitalization, overhead spending for SandRidge is the highest of its peer group…only Chesapeake comes close!
 ➢ Personal payments and related-party transactions are a distasteful hallmark of both companies…but we believe the
 SandRidge related-party land transactions are particularly troubling
Chesapeake and SandRidge are the poster-children for the ‘costs do not matter’ era

Mid-Continent Mississippian
≈ 1,850,000 net acres
≈ 11,000 net locations(e)
Current rig count: 32
Permian
225,000 net acres
≈ 7,350 net locations
Current rig count: 3
Oklahoma City
W. Texas Overthrust
GOM
Current rig count: 2
Oil producing region
Gas producing region

TPG–AXON CAPITAL

SandRidge overview
➢ SandRidge Energy is an oil & gas
 exploration and production company
 ➢ Headquartered in Oklahoma City, OK
 ➢ Public since 2007 (NYSE: SD)
 ➢ ~$3bn market capitalization, ~$9bn
 enterprise value
➢ SandRidge has been run by Chairman
       and CEO Tom Ward since 2006
 ➢ Mr. Ward was the co-founder and
 former COO of Chesapeake Energy
➢ SandRidge produces ~100 mboe/d of
       oil & gas across four plays
 ➢ Mississippian. 1.85mm net acres
 across Oklahoma and Kansas
 ➢ Permian. Acquired Forest Oil’s assets
 and Arena Resources in 2009 and
 2010. Sold ~80% of Permian position
 in December 2012 for $2.6bn
 ➢ GOM. Acquired Dynamic Offshore in
 February 2012 for $1.3bn
 ➢ WTO. Legacy high-cost gas field

 Source: SandRidge filings, TPG-Axon analysis of value
 Sold ~80% in
 December 2012

70.00
60.00
50.00
40.00
30.00
20.00
10.00
0.00
2007
2008
2009
2010
2011
2012
(76%)

(100%)
0%
100%
200%
300%
400%

TPG-AXON CAPITAL

Massive destruction of shareholder value
➢ SandRidge has declined almost 80% from its IPO level in 2007, and is the single worst performing energy stock over that period in the Russell 1000 Index
Stock Performance Since IPO
Performance Versus Russell 1000 Energy Stocks
 Source: Bloomberg
 Performance from November 6, 2007 ($26.00) to February 6, 2013 ($6.15)
 Relative performance based on 70 energy stocks currently in Russell 1000 Index

4%
SD
Peers
(19%)

39%
SD
Peers
(27%)

26%
SD
Peers
(80%)

TPG-AXON CAPITAL

Severe and ongoing stock underperformance
➢ This underperformance is not just a function of 2008. SandRidge stock has significantly underperformed its peer group average on a 1-Year and 3-Year and 5-Year basis
1 Year Return
3 Year Return
5 Year Return
 Source: Bloomberg; market data as of February 6, 2013
 Peers based on SandRidge consent revocation statement on January 18, 2013

$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
($5.00)
Q4 2007
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012

$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Q4 2007
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012

TPG–AXON CAPITAL

Massive destruction of company value under current management
Destruction of Book Value Per Share
Destruction of Net Asset Value Per Share
➢ Book value has declined a staggering 77% since the IPO, and to a degree greater than any of its peers over this period
➢ Net asset value has also declined dramatically since the IPO
 Source: SandRidge filings, JPMorgan

Poor strategic choices and repeated shifts in strategy
➢ To many in the investment community, SandRidge has often appeared to behave in an unpredictable manner. SandRidge has gone through at least 5 strategic changes since going public in 2007!
2007 2008 2009 2010 2011 2012 2013
Developing high cost natural gas in the
West Texas Overthrust
Acquired mature, conventional oil and gas
production in the Permian Basin
Acquired high declining, offshore assets
in the Gulf of Mexico
Sold Permian assets to re-focus company
on Mississippian Lime
What’s next?
Developing unconventional oil and gas
production in Mississippian Lime
 SandRidge share price since IPO
 Source: Bloomberg

9 major research analysts have downgraded their rating on SandRidge stock since October, and not one has raised their rating…is this "turning the corner" as management claims?

TPG–AXON CAPITAL

Many analysts have been surprised, confused, and disturbed by management actions
➢ “At the end of the day, the biggest casualty of a Permian sale may be investors’ confidence in management, with its second significant strategic change in less than a year”.
 Ryan Todd, Deutsche Bank, 11/13/2012
➢ “Since the market seems to lack confidence in the company’s financial position and strategy, we think the company will trade at a discount to the group median until that confidence grows”.
 Joseph Allman, JPMorgan, 11/16/2012
➢ “SD’s decision to sell the Permian comes as a bit of a surprise… At this point, with the switch in strategy and significant moving parts we are unsure if it is prudent to give SD the benefit of the doubt”.
 Stephen Shepherd, Simmons, 11/9/2012
➢ “We remain perplexed as to why a land-based E&P company would go so far out of its operating model [to acquire Dynamic Offshore], only to several months later entertain selling a core asset with a much lower operating risk profile”.
 Curtis Trimble, Global Hunter, 11/12/2012

Market Capitalization	3,014	
	$	**% of Market Capitalization**
Annual Expenditures:		
Capital Expenditures	1,750	58%
Financing Costs	602	20%
Overhead (G&A)	216	7%
Borrowings:		
Long Term Borrowings	4,300	143%
Preferred Equity	765	25%

Note: Expenditures are based on company guidance for 2013

TPG-AXON CAPITAL

SandRidge expenditures put in context
 Source: company filings, Bloomberg; market data as of February 6, 2013
➢ SandRidge has massive operating and financial leverage
➢ Market capitalization is a ‘sliver’ of future expenditures in overhead, interest and capital expenditures. In just the next year, expenditures on these three will represent over 70% of the entire current market capitalization of the company!
➢ Unless all three are reduced, the risk to shareholders will be enormous, and the stock could become the equivalent of an out-of-the-money option

$1,100
$1,300
$1,300
$1,800
$1,800
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011

$1,800
$1,850
$1,850
$2,100
$2,150
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012

TPG-AXON CAPITAL

Chronic spending in excess of organic cashflow and lack of financial discipline…
➢ The company’s capital expenditure budgets have been frequently exceeded, damaging management credibility.
➢ Capital expenditure guidance has been raised five times in the last two years!
 Source: SandRidge filings
2011 Capital Expenditure Guidance
2012 Capital Expenditure Guidance

EOG A-
APA A-
DVN BBB+
EQT BBB
EGN BBB
NBL BBB
SWN BBB-
PXD BBB-
NFX BBB-
APC BBB-
WLL BB+
CLR BB+
RRC BB
DNR BB
PXP BB-
CHK BB-
LINE B+
SD B

SD 246%
LINE 75%
WLL 59%
DNR 58%
CHK 30%
EQT 22%
APA 18%
PXP 15%
EOG 10%
CLR 10%
RRC 9%
APC 7%
PXD 5%
NBL 3%
NFX 3%
SWN 3%
EGN 2%
UPL 1%
DVN (9%)

TPG–AXON CAPITAL

…Has resulted in severe damage to credit ratings and massive dilution
Lowest Credit Rating Among Peers
Most Equity Dilution Among Peers
➢ Management decisions have left the company vulnerable to market and economic shifts, resulting in severe damage during economic and market downturns
➢ Shareholder value has been drained by high financing costs, massive dilution from equity issuances, and the sale of good assets to fund shortfalls in cashflow
 Source: Bloomberg, Standard & Poor’s
 Peers based on SandRidge consent revocation statement on January 18, 2013
 S&P issuer
 credit rating
 Change in shares
 outstanding since
 Q4 2007

LINE 6.6%
SD 6.5%
DNR 6.1%
NFX 5.5%
CHK 5.2%
WLL 5.0%
PXP 4.8%
RRC 4.5%
EGN 4.2%
CLR 4.2%
EQT 3.9%
PXD 3.5%
SWN 3.4%
DVN 3.2%
NBL 3.0%
APA 2.9%
APC 2.7%
EOG 2.2%

SD 7.1%
NFX 5.5%
CHK 4.3%
DVN 2.8%
APC 2.6%
LINE 2.3%
PXP 2.2%
WLL 2.1%
DNR 2.0%
EQT 2.0%
NBL 1.9%
RRC 1.7%
PXD 1.6%
APA 1.6%
SWN 1.4%
UPL 1.0%
EOG 0.9%
CLR 0.7%

TPG-AXON CAPITAL

Leakage of value from high cost of capital and extraordinary overhead spending
➢ High cost of debt is an enormous tax on shareholders. Example: the difference in incremental cost of debt between Devon Energy and SandRidge represents $100 million per year in drain to the company!
➢ Overhead spending is the highest of any peer company, and as much as triple that of some peers.
 Corporate overhead is over $200 million per year, more than 7% of its market capitalization
Highest Cost of Debt Among Peers
Highest Overhead Costs Among Peers
 Source: Bloomberg; market data as of February 6, 2013
 Peers based on SandRidge consent revocation statement on January 18, 2013
 Yield to maturity of
 benchmark 8-10 year
 senior notes
 G&A expense (YTD 2012
 annualized), as percentage
 of market cap

Agenda
➢ Overview
➢ Company Background & Performance
➢ Management Compensation & Related Party Transactions
➢ The Path to Value
➢ Company Response
➢ Appendix: Related Party Transactions Presentation

Where do stockholder interests fit in this puzzle?

Extraordinary
Compensation
Massive
payments for
personal assets
Lavish Perks
Side-dealing and competition

Management, or their families, should not be competing
with shareholders!

➢ We believe the management and Board of Directors of any company -
 including SandRidge - should have one overriding objective…creating value for shareholders
➢ As a general business principle, we believe it is inappropriate and unethical for any management or their immediate family members to compete with the shareholders they are paid to serve
➢ At SandRidge, are company management and resources focused exclusively on building shareholder value, or have they also been used for the benefit of others, even sometimes in direct competition with the company?

Entities related to Tom Ward have bought massive amounts of land and mineral rights, alongside or often even in advance of, SandRidge

➢ Various entities controlled by trusts established by Mr. Ward, for the benefit of his children, have been significant acquirers of land and mineral rights in the Mississippian
➢ The company implies these purchases are modest and coincidental; this is simply not true. These acquisitions are vast in quantity and breadth of overlap, and extend across a majority of the relevant counties in the Mississippian formation
➢ While we are still early in our analysis, from what we have seen, we believe the Ward Family has acquired hundreds of thousands of acres, making it one of the most significant owner of mineral rights in the Mississippian.
➢ These acquisitions are not historical legacies; they have occurred in recent years, and appear to be continuing.
➢ Family controlled entities acquire land and mineral rights, often in advance of SandRidge ‘coincidentally’
 developing an interest in the same area. They then either keep the rights, or sell them to third party competitors! In some instances, they have even flipped the rights to SandRidge, just weeks or months after acquiring them!
➢ In the Appendix, we have included our original presentation from January 23, 2013. Since then, we have uncovered additional information across many additional counties, encompassing what we believe are hundreds of thousands of acres. We will be updating the land presentation in the near future with our updated information

How can this behavior be permissible?

➢ We believe it is unethical and appalling for a CEO or his family to be a direct competitor to the company he is paid to serve
➢ The conflicts of interest, and potential for misuse of information, are vast and unacceptable
➢ Presumably, the SandRidge Board of Directors agreed, which is why Tom Ward’s 2006 employment agreement prohibited him from competing with the company (including in the accquisition of new mineral rights and land)
➢ So, how could these transactions have taken place? The company claims the entities (especially
 WCT Resources as the most significant) that have acquired the land are “independent”…this is the rationale under which the Ward Family has emerged as a major competitor to SandRidge, with the
 Board’s blessing
➢ However, the Board then expanded the flexibility given Mr. Ward in an updated employment agreement (December 2011), which gives him significantly more room to participate directly in other competing businesses

Are these entities really “independent”?

➢ WCT Resources is owned by trusts established by Tom and Sch’ree Ward for the benefit of Tom
 Ward’s children (Ward Children’s Trust). The trustee of Ward Children’s Trust is Scott C. Hartman, who we believe is a SandRidge employee
➢ The company states that WCT Resources is currently run by Trent Ward, Tom Ward’s son
➢ WCT Resources appears to have a fraction of the approximately 2,500 full-time employees that
 SandRidge Energy does. The company’s phone voicemail lists just seven total employees in its directory
➢ The address of WCT Resources was the same as SandRidge’s headquarters until last year
➢ In some prior years, based on a comparison of signatures, it appears that Tom Ward signed company documents
➢ The current Chief Operating Officer of WCT Resources, Scott White, appears to have been a land manager at SandRidge Energy until as recently as 2011
➢ There have been numerous transactions between Ward family members, or entities associated with Ward family members, and WCT Resources. We have documented transactions between
 TLW Cattle & Land or Sch’ree Ward, Tom Ward’s wife, and WCT Resources
➢ WCT Resources is just one of several entities controlled by members of the Ward family which appear to be active participants in the purchase and sale of land and mineral rights in the
 Mississippian

5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
Including Well Participation
payment of $67.3 million
GPOR
CLR
EOG
PXD
COG
CXO
NBL
SWN
APC
APA
RRC
OXY
WLL
DNR
EQT
DVN
SM
EGN
XEC
AREX
MMR
ROSE
BRY
XCO
NFX
EXXI
UPL
SGY
BBG
CRZO
CHK
WTI
PXP
NOG
FST
SandRidge

TPG-AXON CAPITAL

Extraordinary payments to CEO Tom Ward
➢ Despite the 80% collapse in the stock, CEO Tom Ward has received $150 million in direct payments over the past five years, including $67 million for his interests in oil and gas wells
➢ Mr. Ward’s employment agreement guarantees him $18 million in annual compensation. In
 2012 Mr. Ward made another $21 million, despite SandRidge stock falling 22%
 Source: Bloomberg; market data as of February 6, 2013
 Peers from S&P Oil & Gas index (XOP Equity)
 2008 - 2011 CEO compensation, as
 percentage of current market cap

$67 million buyout payment to Mr. Ward at the peak of the crisis!
➢ In addition to extraordinary compensation, payments included the appalling buyout of
 Mr. Ward’s oil & gas well interests in the Executive Well Participation Plan in
 October 2008
➢ The Executive Well Participation Plan allowed Tom Ward to directly participate as a working interest owner in wells
 ➢ When concerns regarding Mr. Ward’s ties to Chesapeake Energy arose this spring, Mr. Ward repeatedly asserted to us, other shareholders, and the media that SandRidge was different and that over time he and SandRidge recognized the inappropriateness of this practice and eliminated it to avoid any appearance of impropriety.
 ➢ We investigated his claims, and were appalled by what we found. It is true that SandRidge has eliminated their Executive Well Participation Plan, but…
 ➢ …They did so by paying over $67 million to Mr. Ward, even as (1) markets were collapsing in
 October 2008, and (2) the company had less than $1 million in cash and was facing a real risk of bankruptcy.
 ➢ Adding insult to injury, the wells that the company re-purchased from Mr. Ward were natural gas wells, despite public proclamations by Mr. Ward and the company of the company’s the need to abandon their natural gas focus and shift towards oil exploration and development
➢ We believe the Well Participation Plan repurchase was an unconscionable indirect transfer of wealth from stockholders to Mr. Ward

Market Cap ($bn)	CEO compensation			CFO compensation			COO compensation		
		2009	2010	2011	2009	2010	2011	2009	2010	2011
SD	$3.0	$13.7	$21.8	$25.3	$3.0	$3.8	$7.7	$3.1	$4.0	$6.8
Large Peer median	28.2	14.5	20.2	16.8	7.2	4.9	4.1	9.1	8.3	6.3
Mid-Sized Peer median	7.4	6.6	5.6	6.5	2.1	2.6	3.0	3.1	3.7	3.5
Large Peer Companies										
APC	$41.4	$27.5	$24.3	$23.2	$17.9	$6.3	$6.5	$9.9	$9.6	$9.8
APA	33.0	7.7	19.3	15.6	7.8	8.1	4.3	22.6	13.0	4.8
CHK	13.5	18.6	21.0	17.9	8.7	16.4	5.7	8.3	10.4	12.2
DVN	23.4	16.2	36.8	18.0	2.3	3.6	3.8	10.6	5.5	5.5
EOG	34.9	12.7	13.1	14.8	1.3	2.1	2.5	5.5	6.9	6.6
NBL	20.0	9.4	10.3	11.5	6.7	3.4	3.2	5.2	5.5	5.9
Mid-Sized Peer Companies										
CLR	$16.0	$4.0	$5.0	$5.8	$0.9	$1.6	$1.8	$1.1	$2.2	$2.5
DNR	7.3	15.3	3.8	3.7	4.6	2.7	2.3	1.4	2.0	2.0
EGN	3.5	4.6	4.1	4.7	1.5	1.4	1.6	1.2	1.3	1.3
EQT	9.3	6.7	12.9	7.4	1.4	2.5	2.9	4.1	6.3	3.6
LINE	7.5	6.3	8.9	9.0	1.9	1.9	3.4	3.1	6.1	3.0
NFX	4.0	13.0	5.2	6.3	1.8	3.1	3.4	3.1	3.4	4.2
PXD	15.2	6.9	8.6	9.7	2.3	2.7	3.6	3.4	4.1	4.8
PXP	6.2	6.4	9.0	10.5	3.0	4.3	5.0	3.1	4.3	4.9
RRC	11.5	7.4	6.6	8.0	3.0	2.8	3.2	5.5	5.4	6.4
SWN	12.0	9.0	5.7	6.1	3.0	3.4	3.2	4.2	4.8	6.6
UPL	2.7	6.6	5.4	5.8	3.3	1.7	2.1	3.4	1.8	2.3
WLL	5.8	3.1	4.5	6.7	1.4	2.1	2.9	1.2	1.6	3.5

TPG-AXON CAPITAL

Extraordinary compensation for all top management and directors
➢ The excess compensation extends beyond Tom Ward. The COO and CFO are among the highest paid executives of any of its peer companies, all of which have outperformed SandRidge
➢ Even the Board is well rewarded. SandRidge directors make $360k per year. For comparison, directors at
 ExxonMobil, a company 150 times larger than SandRidge, make only $285k per year.
 Source: Bloomberg; market data as of February 6, 2013
 Peers based on SandRidge consent revocation statement on January 18, 2013

Compensation HIGH CONCERN

Score: 0.0

Factor	Impact
The CEO's pay last year was 4.38 times the median of its peers	→
The degree of alignment between the company's TSR and change in CEO pay over the past five years is -52.86	→
The degree of alignment between the company's cumulative three-year pay and three-year TSR, relative to peers, is -87.16	→
The degree of alignment between the company's one-year pay and one-year TSR, relative to peers, is -53.78	→
The company explicitly discloses that it has no holding period for exercised stock options	→
Company explicitly discloses that it has no holding period for restricted shares	→
A plan proposed in the last 12 months permits option/SAR repricing without shareholder approval	→
A plan proposed in the last 12 months permits share recycling for options/SARs	→

Historical Compensation Score

Fiscal Year	2009	2010	2011
Grade	F	F	F

CEO Compared with Median

SD
Firm Value
Sector-Size
Sub-Industry
In Millions of $
30
25
20
15
10
5
0
Total Compensation
Grant Date Fair Value of Equity Awards
Bonus and Non-Equity Incentives

Board: HIGH CONCERN

- The current board is elected in separate classes.

Compensation: VERY HIGH CONCERN

- A review of information in this company's SEC filings has raised concerns regarding compensation-related governance risk. Additional detail on these concerns may be found in the Analyst Comment, Events and CEO Compensation sections of this report.

TPG-AXON CAPITAL

Major proxy advisory services have criticized SandRidge’s excessive compensation
ISS
Glass Lewis
 Source: ISS Proxy Advisory Services (May 19, 2012);
 Glass Lewis & Co (May 8, 2012); GMI Ratings (January 25, 2013)
GMI Ratings
 “The rating for SandRidge Energy, Inc.
 has been downgraded from D to F due
 to serious concerns related to board
 composition and executive
 compensation”

Lavish perks in addition to compensation and other payments
➢ Staggering level of perquisites, which comprise a significant drain on shareholder value
➢ SandRidge provides him with unlimited personal use of the company’s four corporate jets
 ➢ Mr. Ward has used the planes for frequent trips to his vacation home in Scottsdale and weekend trips to Las Vegas, Los Angeles and the Bahamas
 ➢ The planes include a Falcon 900EX, one of the most expensive private business jets made
 ➢ SandRidge employs over 15 full time employees to maintain and fly the jets
➢ SandRidge provides support for the Oklahoma City Thunder, an NBA basketball franchise of which Mr. Ward owns 19%
 ➢ SandRidge pays an annual $3.3 million sponsorship fee and licenses a suite for $0.2 million per year
 ➢ And when Mr. Ward doesn’t use his tickets, he sells them to the company! SandRidge paid him
 $0.3 million for tickets in 2012
➢ SandRidge spends almost $1 million per year to provide personal accounting services to
 Mr. Ward

SandRidge Board of Directors
➢ Current directors have overseen the value destruction since SandRidge’s IPO - most have been there for the entire time!
 ➢ William Gilliland, Daniel Jordan, Roy Oliver and Jeffrey Serota have been Board members since the IPO
 ➢ Everett Dobson joined in 2010, Jim Brewer in 2011
➢ Many directors have personal ties to CEO Tom Ward or have conducted personal transactions with SandRidge
 ➢ Everett Dobson owns 3.8% of the Oklahoma City Thunder alongside Tom Ward
 ➢ Roy Oliver leases real estate to SandRidge and has co-invested alongside Tom Ward in his personal investments
 ➢ Dan Jordan was a former senior executive at Riata Energy, the predecessor to
 SandRidge. He has sold at least $12 million of personal assets to SandRidge in 2006 and
 2007
➢ Only one director has experience as a director of a major publicly-traded company
 Source: SandRidge filings

The Board’s Response…
➢ SandRidge’s response to our process has been to take actions that serve to entrench themselves
 ➢ A poison pill was adopted to prevent investors from accumulating more than 10% of the shares
 ➢ The bylaws were amended to require a vote of more than 50% of outstanding shares, instead of the previous requirement of a majority of those shares voting
➢ SandRidge attempted to manipulate the 60-day consent solicitation period to reduce the amount of time stockholders would have to cast their votes
➢ SandRidge also declared that Mr. Ward’s compensation would be over $20 million for
 2012

Agenda
➢ Overview
➢ Company Background & Performance
➢ Management Compensation & Related Party Transactions
➢ The Path to Value
➢ Company Response
➢ Appendix: Related Party Transactions Presentation

144%
136%
95%
61%
46%
46%
46%
35%
30%
Capital One
$8.00
1/8/2013
Howard Weil
$8.32
1/14/2013
Deutsche Bank
$9.00
11/9/2012
KeyBanc
$9.00
12/20/2012
Simmons
$9.00
1/4/2013
UBS
$9.90
1/11/2013
Susquehanna
$12.00
11/5/2012
Citigroup
$14.50
1/15/2012
Stifel
$15.00
12/20/2012

TPG-AXON CAPITAL

Significant asset value remains!
➢ Despite the massive destruction of shareholder value under current management, significant asset value remains. We believe SandRidge shares are dramatically undervalued, as long as the Mississippian Lime can be sensibly developed
 Source: Analyst reports, Bloomberg; market data as of February 6, 2013
Upside to Analyst NAVs

60%
50%
40%
30%
20%
10%
0%
53%
48%
48%
46%
39%
37%
33%
33%
33%
32%
30%
28%
27%
25%
23%
22%
22%
22%
20%
19%
18%
17%
16%
16%
15%
12%
12%
12%
9%
9%
6%
4%
Marcellus Shale - Super Rich
Eagle Ford - Liquids Rich
Niobrara - Wattenberg
Mississippian Lime
Bone Spring (1st / 2nd) - NM
Uinta - Wasatch (V)
Yeso
Marcellus Shale - SW Liquids Rich
Utica - Liquids Rich
Wolfcamp - Midland (Horizontal)
Bone Spring (3rd) - W TX
Wolfberry
Bakken Shale / Three Forks Sanish
Uinta - Green River
Granite Wash - Liquids Rich Horiz
Barnett Shale - Core
Cotton Valley Horizontal
Marcellus Shale - SW
Cana Woodford Shale
Marcellus Shale - NE
Horn River Basin
Barnett Shale - Southern Liquids Rich
Barnett Shale
Pinedale
Fayetteville Shale
Haynesville Shale - Core LA / TX
Huron Shale
Eagle Ford Shale - Dry Gas
Piceance Basin Valley
Woodford Shale - Arkoma
Utica - Dry Gas
Haynesville/Bossier Shale - NE TX

TPG-AXON CAPITAL

…if the Mississippian Lime can be sensibly developed
➢ The Mississippian Lime remains one of the highest return plays in the US, and will be economic to develop under most reasonable commodity price scenarios
 Source: Credit Suisse; January 2, 2013
 Based on NYMEX futures, using $85.26 WTI oil and $4.68 Henry Hub gas

120,000
100,000
80,000
60,000
40,000
20,000
0
Production Per Year (mmboe)
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029

TPG–AXON CAPITAL

The Mississippian Lime is a growth asset
➢ SandRidge’s position in the Mississippian Lime is large, scalable and repeatable, with significant development potential
 Source: TPG-Axon analysis.
 Assumes 40 gross rigs, 16 wells per rig-year, 65% working interest, 422 Mboe type curve
Mississippian Production
➢ With decades of drilling inventory, we
 anticipate SandRidge’s production in
 the Mississippian will continue to grow
➢ The chart on the left shows
 SandRidge’s Mississippian production
 over time. The colors represent
 production from wells drilled in different
 years, with the height of each “stack”
 representing production in a specific
 calendar year
➢ We expect SandRidge’s capital
 efficiency will improve over time, as it
 “stacks” production and gains scale

$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
-$500
-$1,000
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029
EBITDA
Free cash flow

TPG–AXON CAPITAL

Asset value is highly dependent on costs and spending
➢ The key, as with any development, is minimizing the period of cash outflows and lowering the cost of capital
 Source: TPG-Axon analysis. Field level, before overhead and financing costs
 Assumes 40 gross rigs, 16 wells per rig-year, 65% working interest, $3.25 million well costs, $90 WTI oil, $4.50 Henry Hub, 422 Mboe type curve
Mississippian Cash Flows
➢ The chart on the right shows estimated
 SandRidge Mississippian cash flows in
 future years. The cash flows are field
 level, before overhead and financing
 costs
➢ The present value of these
 Mississippian cash flows could be
 substantial for an efficient, well
 capitalized company

$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
-$500
-$1,000
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029
EBITDA
Free cash flow

$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
-$500
-$1,000
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029
EBITDA
Free cash flow

TPG-AXON CAPITAL

Free cash flow breakeven
➢ The type curve revision on the Q3 2012 call highlighted a problem: with lower growth from its core asset, free cash flow breakeven was pushed out by at least a year…The
 Mississippian is a solid asset, but was previously overestimated by management
 Source: TPG-Axon analysis. Field level, before overhead and financing costs
 Assumes 40 gross rigs, 16 wells per rig-year, 65% working interest, $3.25 million well costs,
 $90 WTI oil, $4.50 Henry Hub
Old Type Curve, before Q3 call
New Type Curve, after Q3 call
 456 mmboe, 45% oil
 422 mmboe, 37% oil
2014 breakeven
2015 breakeven

$2,000
$1,000
$0
($1,000)
($2,000)
($3,000)
($4,000)
2013
2014
2015
2016
Royalty trusts
G&A
Financing
Capital expenditures
Field level EBITDA

	2013	2014	2015	2016
Field level EBITDA	$1,021	$1,412	$1,574	$1,684
Royalty trusts	(219)	(231)	(182)	(145)
G&A	(216)	(220)	(220)	(220)
Adj. EBITDA	$587	$961	$1,171	$1,318
Financing	(249)	(352)	(434)	(539)
Operating cash flows	$338	$609	$738	$780
Capital expenditures	(1,750)	(2,047)	(2,160)	(2,150)
Free cash flow	**($1,412)**	**($1,438)**	**($1,422)**	**($1,370)**
Net debt / (cash)	$2,438	$3,877	$5,299	$6,669
EV / Adj. EBITDA	**10.3x**	**7.8x**	**7.6x**	**7.8x**
Net debt / Adj. EBITDA	**4.2x**	**4.0x**	**4.5x**	**5.1x**

TPG-AXON CAPITAL

What is the problem?
➢ Despite owning a valuable Mississippian asset, without change we fear shareholder value will continue to be destroyed!
 Source: TPG-Axon analysis. Based on forward curve on February 6, 2013.
 Pro forma for Permian sale, with proceeds used to pay down debt and fund future capex.
 Assumes current cost structure, no joint ventures and no further asset sales.
Status Quo
➢ Attractive field level economics are
 burdened by massive overhead and
 financing costs, each and every year
➢ Without restructuring, the debt-adjusted
 cash flow growth is unattractive. Debt,
 and the associated interest expense,
 grows faster than Mississippian cash
 flows

What can be done?
Restructure both
the Board of
Directors and
management team
Drastically
reduce overhead
and waste
Reduce future
funding needs
Sell Extraneous
Assets
☑
☑
☑
☑

What can be done?
✓ The current Board has presided over a remarkable
 destruction of value, and the transfer of wealth from
 the company to Mr. Ward and entities associated
 with Mr. Ward’s immediate family
✓ They must be replaced with directors with proven
 records of strong corporate governance and true
 independence from the company
✓ Without dramatic changes at the top, we do not
 believe the company can restore the confidence of
 the capital markets (necessary to reduce cost of
 capital) or seriously address profligacy in expenses
✓ Our consent solicitation is the first step
• Amend bylaws to, among other things, de-stagger Board of
 Directors and provide that directors can be removed with or without cause
• Remove existing Board members
• Elect independent Nominees
✓ Replacing CEO Tom Ward would be the second step
• We have actively engaged an executive search firm to search for a replacement. There is significant interest in the position
Restructure both
the Board of
Directors and
management team
☑

Independent Nominees
Stephen C. Beasley
➢ Former President of El Paso Eastern Pipeline Group (1987-2007)
➢ CEO of Eaton Group, privately held consultancy (2008 - current)
➢ Director of BPZ Resources (BPZ, 2009 - current), Williams Pipeline Partners (WMZ, 2007-2009) and
 Southern Union (SUG, 2009)

Edward W. Moneypenny
➢ Former CFO of Oryx Energy (1988-1999), the legacy Sunoco E&P sold to Kerr McGee in 1999
➢ Former CFO of Florida Progress (1999-2000), Covanta Energy (2001) and 7-Eleven (2002-2006)
➢ Director of New York & Company (NWY, 2006-2012) and Timberland (TBL, 2005-2011)

Fredric G. Reynolds	➢ Former CFO of CBS Corporation (1994-2009) ➢ Director of Kraft Foods (MDLZ, 2007 - current) and AOL (AOL, 2009 - current)
Peter H. Rothschild
➢ CEO of Daroth Capital Advisors (2002 - current)
➢ Former Managing Director at Drexel Burnham Lambert (1984-1990), Bear Stearns (1990-1996), and
 Wasserstein Perella (1996-2001)
➢ Director of Wendy’s (WEN, 2006-2008 and 2010 - current) and CIFC Corp (DFR, 2004 - 2011)

Dinakar Singh	➢ Founder of TPG-Axon Capital (2004 - current) ➢ Former partner and co-head of Principal Strategies at Goldman Sachs (1990 - 2004)
Alan J. Weber
➢ Former CEO of US Trust (2002-2005)
➢ Former Vice Chairman and CFO of Aetna (1998-2001)
➢ Former senior banker at Citicorp (1971-1998)
➢ Director of Broadridge Financial (BR, 2005 - current) and Diebold (DBD, 2007 - current)

Dan A. Westbrook
➢ Former senior executive at BP (1999 - 2005) and Amoco (1986 - 1999), with responsibility for operations in China (2001 - 2005), Argentina (1999 - 2001), North Sea / Africa / Middle East (1997 -
 1999) and Russia (1994 - 1997)
➢ Director of Ivanhoe Mines (IVN, 2010-2012), Synenco Energy (SYN, 2007-2008) and Enbridge Energy
 (general partner of EEP, 2007 - current)

Independent Nominees
SandRidge Director Criteria	“Significant senior management experience”	“Experience overseeing public company financial management matters”	“Substantial experience in varied facets of the oil and natural gas industry”	“A background in investing and capital raising”
Stephen C. Beasley	Former President of El Paso Eastern Pipeline Group	Director of BPZ Resources (audit, chair compensation), Williams Pipeline Partners (audit, chair conflicts) and Southern Union	Midstream experience at El Paso, Williams and Southern Union. Upstream experience at BPZ Resources	CEO of Eaton Group, experience as senior executive and Director
Edward W. Moneypenny	Former CFO of Oryx Energy, Florida Progress, Covanta Energy and 7-Eleven	Director of New York & Company (audit) and Timberland (chair audit); Certified Public Accountant	CFO of Oryx Energy (1988-1999), the legacy Sunoco E&P sold to Kerr McGee in 1999	Experience as CFO and Director
Fredric G. Reynolds	Former CFO of CBS Corporation	Director of Kraft Foods (chair audit) and AOL (audit, chair executive committee); Certified Public Accountant		Experience as CFO and Director
Peter H. Rothschild	CEO of Daroth Capital Advisors	Director of Wendy’s (audit) and CIFC Corp (former Chairman)	Energy investment banker	CEO of Daroth Capital Advisors, Former Managing Director at Drexel Burnham Lambert, Bear Stearns, and Wasserstein Perella
Dinakar Singh	Founder and President of TPG-Axon Capital		20 years of investing experience in the oil & gas industry	Founder of TPG-Axon Capital, Former partner and co-head of Principal Strategies at Goldman Sachs
Alan J. Weber	Former CEO of US Trust, Vice Chairman and CFO of Aetna	Director of Broadridge Financial (audit, chair compensation) and Diebold (audit, chair investment)		Former senior banker at Citicorp, CEO of Weber Group
Dan A. Westbrook	Former senior executive at BP and Amoco	Director of Ivanhoe Mines (chair SH&E), Synenco Energy (chair strategic review) and Enbridge Energy	Responsibility for upstream operations in China (2001 - 2005), Argentina (1999 - 2001), North Sea / Africa / Middle East (1997 - 1999) and Russia (1994 - 1997)	Experience as senior executive and Director

What can be done?
✓ We believe it would be not just possible, but
 necessary, to reduce overhead by up to 75%
 • Compensation for remaining employees should be reduced to sensible levels
 • Extraneous assets should be sold: planes, buildings, etc.
 • Extraneous expenses should be terminated: personal services payments, advertising, luxury suites, etc.
✓ Seek to emerge as one of the leanest and
 most efficient companies in the industry, in
 keeping with the focused and concentrated
 nature of its assets
 • If SandRidge had peer-average G&A, overhead could be
 reduced by ~60%, from $220 million to $90 million. As a
 focused company, with a single asset within driving distance of
 Oklahoma City, SandRidge should be able to drive costs even lower
 • As recently as 2009, G&A expenses were $100 million. The
 increases since then include at least $22 million more for senior executive compensation, $15 million more for legal and
 consulting expenses, and $4 million more for advertising
 • SandRidge has approximately 700 employees in Oklahoma
 City, up from 335 HQ employees at the time of the IPO. We
 note that while overall headcount has stayed stable at
 approximately 2,500 employees, the headquarters headcount
 has doubled - this increase in staffing at the company’s HQ has been all corporate overhead!
Drastically
reduce overhead
and waste
✓ The company should
 dramatically reduce the
 extravagance and waste that
 has led to extraordinary levels
 of overhead for the company
☑
 Source: SandRidge filings

What can be done?
✓ Sell Dynamic Offshore
 • We believe the Dynamic Offshore assets were a
 mistake to have acquired, and make little sense for
 the company to keep
 • Sadly, while we do not believe the company can
 recover what it paid for the assets, it is best to recover
 what is possible now and move on
✓ Use the proceeds to improve the balance
 sheet and funding needs, as opposed to
 engage in further acquisitions
 ✓ Consider a sale of the company
 • While we do not believe a sale of the company is
 required to create significant value for shareholders,
 we believe it is an option that the Board should
 carefully consider
 • The value of the Mississippian is extraordinary, but
 so is the investment and time required to developed
 those assets
 • The assets may be worth the most to a company with
 the cheapest cost of capital, and potentially significant
 synergies
Sell
extraneous
assets
✓ The company should both
 unlock value, and improve
 balance sheet and funding
 needs, by selling non-core
 assets
☑

What can be done?
✓ Monetize Mississippian acreage
• The company should seek to monetize a significant portion of its undeveloped Mississippian acreage, either through a sale or additional joint venture
• It does not add value to have acreage we cannot efficiently develop…if we bite off more than we can chew, stockholder value is choked by spiraling debt and interest expense
✓ Consider monetization of water disposal
 infrastructure
• The company should consider monetizing its water disposal
 system, either through a sale to an infrastructure investor or as a publicly traded MLP
• Monetizing the water disposal system would: (1) provide an efficient way of financing Mississippian development; (2) reduce future funding requirements; and (3) support the growth of third party volumes to leverage the existing system
• However, we recognize it is important for SandRidge to retain control of this core asset
Reduce future
funding needs
✓ Ownership in the Mississippian
 should be of a size that the
 company can develop
 economically and efficiently
 using its own balance sheet
 and cash flow
☑

- Even with solid well results, growth in 'Field Level' EBITDA is overwhelmed by interest and overhead expense…
- …and the accumulation of debt drains equity value

- Reductions in overhead spending, debt and interest expense result in significantly enhanced cashflow
- Sale/JV of acreage reduces capital expenditures to sustainable and value-creating levels…
- …resulting in rapid repayment of debt and significant creation of equity value

Reduced levels of debt and interest expense
Significant reductions in overhead
Reduced capital expenditure needs

Dramatically improved cashflow and equity value

TPG–AXON CAPITAL

52

Restructuring is necessary… but can create significant value
Status Quo
TPG-Axon Plan

TPG-Axon plan - modeling assumptions
➢ Reduce G&A by $140 million, phased in over 2 years
➢ Reduce “midstream and other” capital expenditures by $50 million immediately
➢ Restructuring charge of $500 million for debt tenders, employee severance and real estate expenses
Drastically
reduce
overhead and
waste
Sell
extraneous
assets
Reduce future
funding needs
➢ Sell Dynamic Offshore for $1.3 billion by YE 2013
➢ Use proceeds to pay down debt
➢ Joint venture 30 - 50 % of Mississippian acreage for $2,500/acre by YE 2013
➢ Sell water infrastructure for $1.0bn, adding $5/boe to LOEs by YE 2013

$2,000
$1,000
$0
($1,000)
($2,000)
($3,000)
($4,000)
2013
2014
2015
2016
Royalty trusts
G&A
Financing
Capital expenditures
Field level EBITDA

$2,000
$1,000
$0
($1,000)
($2,000)
($3,000)
($4,000)
2013
2014
2015
2016
Royalty trusts
G&A
Financing
Capital expenditures
Field level EBITDA

	2013	2014	2015	2016
Field level EBITDA	$1,021	$1,412	$1,574	$1,684
Royalty trusts	(219)	(231)	(182)	(145)
G&A	(216)	(220)	(220)	(220)
Adj. EBITDA	$587	$961	$1,171	$1,318
Financing	(249)	(352)	(434)	(539)
Operating cash flows	$338	$609	$738	$780
Capital expenditures	(1,750)	(2,047)	(2,160)	(2,150)
Free cash flow	**($1,412)**	**($1,438)**	**($1,422)**	**($1,370)**
Net debt / (cash)	$2,438	$3,877	$5,299	$6,669
EV / Adj. EBITDA	**10.3x**	**7.8x**	**7.6x**	**7.8x**
Net debt / Adj. EBITDA	**4.2x**	**4.0x**	**4.5x**	**5.1x**

	2013	2014	2015	2016
Field level EBITDA	$1,021	$896	$950	$1,000
Royalty trusts	(219)	(231)	(182)	(145)
G&A	(150)	(100)	(75)	(75)
Adj. EBITDA	$653	$565	$693	$779
Financing	(243)	(57)	(15)	3
Operating cash flows	$409	$508	$678	$782
Capital expenditures	(1,700)	(955)	(1,096)	(1,096)
Free cash flow	**($1,291)**	**($447)**	**($418)**	**($314)**
Net debt / (cash)	($1,283)	($836)	($418)	($104)
EV / Adj. EBITDA	**3.5x**	**4.9x**	**4.6x**	**4.5x**
Net debt / Adj. EBITDA	**-2.0x**	**-1.5x**	**-0.6x**	**-0.1x**

TPG-AXON CAPITAL

Our plan could dramatically improve stockholder value
 Source: TPG-Axon analysis. (1) Cut G&A by $140mm, “midstream and other” capex by
 $50mm; (2) sell Dynamic Offshore for $1.3bn; (3) joint venture 40% of Mississippian acreage for $2,500/acre; (4) sell water infrastructure for $1.0bn, adds $5/boe to LOEs
Status Quo
Our Alternative

➢ The status quo will destroy stockholder value
 ➢ Without restructuring, the debt-adjusted cash flow growth is unattractive. Debt, and the associated interest expense, grows faster than Mississippian cash flows
➢ Our plan would create a well-capitalized, self-funding company with a high-growth profile
 ➢ The company would emerge with a clean balance sheet, sustainable funding, strong growth profile and a 15-20 year drilling inventory in the Mississippian…a premier company that we believe would likely receive a premier valuation!
 ➢ We believe our actions would enable shareholders to realize NAV of at least
 $10-12/share¹
 ➢ As shown on the previous page, debt would rapidly shrink. While we show debt running down completely, equity value could be enhanced by accelerating activity or returning excess capital to stockholders in the form of buybacks or dividends while maintaining debt at a sensible level ... thus significantly boosting stockholder value beyond levels shown

Our plan could dramatically improve stockholder value
 ¹ Based on a 8x multiple applied to ~$700mm of operating cash flows in 2015, adjusting for deployment of balance sheet cash

The ‘New SandRidge’ would be a premier company
☑
➢ Pure play Mississippian Lime E&P
➢ 15 - 20 years of high quality, low-risk drilling inventory
 ➢ More than 1 million acres in the Mississippian
➢ Rapidly growing EBITDA and operating cash flow
 ➢ 20-30% annual operating cash flow growth over the next few years
➢ Self-funding
 ➢ Operating cash flow sufficient to run 20-25 rigs in the Mississippian
➢ Strong balance sheet
 ➢ Net cash balance that could be deployed in accelerating activity or returned to shareholders in the form of buybacks or dividends
SandRidge would be viewed - and valued -
 as a premier E&P company

Agenda
➢ Overview
➢ Company Background & Performance
➢ Management Compensation & Related Party Transactions
➢ The Path to Value
➢ Company Response
➢ Appendix: Related Party Transactions Presentation

70.00
60.00
50.00
40.00
30.00
20.00
10.00
0.00
2007
2008
2009
2010
2011
2012
(76%)

$1,400
Net Income Since 2007
Financing and Overhead Costs Since 2007
Accounting Loss on Permian Sale
One Time Permian "Gain"
($2,633)
($2,284)
($360)

TPG-AXON CAPITAL

SandRidge response to our consent solicitation
➢ Their claim: “Your Board and management team has taken - and is committed to taking - substantial steps to enhance performance and increase stockholder value going forward”
➢ Our response: There is no defense for the destruction of value suffered by SandRidge shareholders under the current management team.
 ➢ Since the IPO in 2007, net income available to stockholders has been a massive loss of $2.6 billion. Despite management claims, recent activities have not resulted in significant profit for stockholders, net of costs and losses
 Source: SandRidge filings. “Financing and overhead costs” represent interest expense, preferred dividends, minority interest payments and G&A costs
Stock Performance Since IPO
Value Creation?

35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
0
Shares
Oct 2011
Nov 2011
Dec 2011
Jan 2012
Feb 2012
Mar 2012
Apr 2012
May 2012
Jun 2012
Jul 2012
Aug 2012
Sep 2012
Oct 2012
Nov 2012
Dec 2012
Jan 2013

TPG–AXON CAPITAL

SandRidge response to our consent solicitation
➢ Their claim: “TPG-Axon is an opportunistic investor with short-term interests”
➢ Our response: We are a long-term, fundamental investor, focused on creating value for all shareholders. As a common stockholder, our interests are aligned with all shareholders.
 ➢ We established our SandRidge position in November 2011, and have increased our position nearly every month since
 Importantly, since writing our first letter on November 8, 2012, we have increased our ownership from 4.5% to 6.7%
 ➢ We have nominated Dinakar Singh, our founder and CEO, to the Board, demonstrating our long-term commitment to SandRidge
 TPG-Axon ownership of SandRidge common stock, by month
 Source: TPG-Axon

10,000,000
9,000,000
8,000,000
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
8,897,000
0
3,000,000
0
2,000,000
24,580
0
0
6,000,000
181,154
0
48,387
0
149,812
0
297,550
0
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012
Q4 2012

$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$54.7
$0.0
$24.0
$0.0
$18.0
$0.3
$0.0
$0.0
$34.2
$1.4
$0.0
$0.5
$0.0
$1.3
$0.0
$1.9
$0.0
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012
Q4 2012

TPG–AXON CAPITAL

SandRidge response to our consent solicitation
➢ Their claim: “TPG-Axon is an opportunistic investor with short-term interests”
➢ Our response: Tom Ward has significantly reduced his percentage ownership of the company - from 24% to under 5% !
 ➢ While our ownership increased to 6.7%, Mr. Ward sold 20 million shares since 2008. Since 2008, Mr. Ward has sold most of the shares he received as compensation, for over $135 million in proceeds!
 ➢ In fact, on November 9, 2012, Tom Ward settled a claim for violating Section 16(b) of the Exchange Act - a law enacted to prevent a company’s insiders from profiting from trading in the company’s securities based on inside information. He will pay SandRidge $5 million to settle the claim relating to his sales of SandRidge stock and derivative securities in 2008 and 2009…yet the company picked up the tab for his legal bills!
 Source: SandRidge filings, Bloomberg
Shares Sold by Tom Ward (# of shares)
Shares Sold by Tom Ward ($ in millions)
 20,598,483 shares sold since 2008
 Over $135 million in proceeds

Ticker	Issued	Due	Balance	Coupon	Market		Callable		
						YTM	Price	Date	Price	YTC
Debt										
Senior notes due 2016	EH8247213 Corp	2009	2016	$356	9.875%	9.2%	$107.63	5/15/2013	$104.94	(0.4%)
Senior notes due 2018	EH3689062 Corp	2008	2018	750	8.000%	7.6%	105.06	6/1/2013	104.00	4.2%
Senior notes due 2020	EI4208811 Corp	2010	2020	444	8.750%	8.2%	106.50	1/15/2015	104.38	7.2%
Senior notes due 2021	EI8463909 Corp	2011-12	2021	1,179	7.500%	7.1%	106.00	3/15/2016	103.75	6.4%
Senior notes due 2022	EJ4011007 Corp	2012	2022	750	8.125%	7.7%	106.00	4/15/2017	104.06	7.3%
Senior notes due 2023	EJ4011502 Corp	2012	2023	821	7.500%	7.3%	103.00	8/15/2017	103.75	7.4%
Total				$4,300						

TPG-AXON CAPITAL

SandRidge response to our consent solicitation
➢ Their claim: “The TPG-Axon Consent Proposals, if successful, would constitute a ‘change of control’ under certain of the
 Company’s material agreements, requiring the Company, among other things, to offer to buy back over $4.3 billion of its senior notes”
➢ Our response: The current Board could choose to approve the election of our nominees as directors of the company, which would not trigger the change of control repurchase obligation in the company’s Indenture
➢ In the event of a ‘change of control’, SandRidge’s indentures require the company to offer to purchase all of its outstanding notes at a purchase price equal to 101% of par.
 ➢ The notes are currently trading at 105-110% of par. At current market prices, we don’t believe bondholders will tender!
 ➢ In fact, any bondholder that tenders would be doing the Company a favor. Following the sale of Permian assets for
 $2.6 billion, SandRidge is considering calling a portion of the senior notes, which it will be able to do starting in May
 2013, at 104-105% of par.
 ➢ We believe our strategic alternatives (either selling non-core assets to focus on the development of the Mississippian, or a sale of the entire company) would be credit positive, supporting current bond prices
 Source: Bloomberg; market data as of February 6, 2013

SandRidge response to our consent solicitation
➢ Their claim: “If the TPG-Axon Group were successful in replacing the current Board and subsequently removed the Company’s executive officers, the Company would be required to make significant cash payments to such individuals”
➢ Our response: In the event Tom Ward is terminated without cause within two years of a ‘change in control’, he would be entitled to a $97 million payment.
 ➢ We believe this argument is reprehensible - after all the damage done to stockholders, it is astonishing that a primary argument in their defense would be that they will inflict even more damage upon us in leaving
 ➢ We would further note that the company could and should explore if grounds exist to terminate
 Mr. Ward for cause, in which case he would not be entitled to any payments
➢ We are looking to replace the Board of Directors and CEO Tom Ward, not the entire management team

SandRidge response to our consent solicitation
➢ Their claim: “TPG-Axon Group has not identified a senior management team to operate the Company”
➢ Our response: We are looking to replace the Board of Directors and CEO Tom Ward, not the entire management team
 ➢ SandRidge has strong operating capabilities in the Mississippian Lime, and we intend to keep it that way. This is about change at the top, not change at the bottom
 ➢ The new Board’s first priority is to recruit a strong, capable, and trustworthy CEO to replace Tom
 Ward. This process is already well underway
 ➢ In terms of oversight, several of our board members have run E&P divisions larger than SandRidge
 - that is not the case for any of the existing ‘independent’ directors

SandRidge response to our consent solicitation
➢ Their claim: “The TPG-Axon Group Nominees possess almost no relevant upstream energy experience”
➢ Our response: The TPG-Axon Nominees have significant energy experience.
 ➢ Stephen Beasley, the former president of El Paso Eastern Pipeline Group. Midstream experience as executive at El
 Paso and Director at Williams and Southern Union, upstream experience as Director at BPZ Resources
 ➢ Edward Moneypenny, the former CFO of Oryx Energy, the legacy Sunoco E&P sold to Kerr McGee in 1999
 ➢ Peter Rothschild, an energy investment banker for Daroth Capital Advisors, Wasserstein Perella, Bear Stearns and
 Drexel Burnham Lambert
 ➢ Dan Westbrook, a former senior executive at BP and Amoco, responsible for upstream operations in China,
 Argentina, North Sea / Africa / Middle East and Russia
➢ Furthermore, our Nominees have other valuable experience that SandRidge has established as a criteria for directors
 ➢ “Significant senior management experience”
 ➢ 1 former public company CEO
 ➢ 2 former public company CFOs
 ➢ 2 former public company senior operating executives
 ➢ “Experience overseeing public company financial management matters”
 ➢ 6 with extensive public Board experience
 ➢ 5 on audit committees, of which 2 are chairman of audit committees
 ➢ 2 Certified Public Accountants
 ➢ “A background in investing and capital raising”
 ➢ 1 hedge fund manager
 ➢ 2 bankers

SandRidge response to our consent solicitation
➢ Their claim: “WCT Resources is an independent oil & gas company”
➢ Our response: The facts below, along with the significant and curious overlap of activity should cause a reasonable person, at the minimum, to be skeptical of claims of independence
 ➢ WCT Resources is owned by trusts established by Tom and Sch’ree Ward for the benefit of Tom Ward’s children
 (Ward Children’s Trust). The trustee of Ward Children’s Trust is Scott C. Hartman, who is a SandRidge employee
 ➢ The company states that WCT Resources is currently run by Trent Ward, Tom Ward’s son
 ➢ WCT Resources appears to have a fraction of the approximately 2,500 full-time employees that SandRidge Energy does. The company’s phone voicemail lists just seven total employees in its directory
 ➢ The address of WCT Resources was the same as SandRidge’s headquarters until last year
 ➢ In some prior years, based on a comparison of signatures, it appears that Tom Ward signed company documents
 ➢ The current Chief Operating Officer of WCT Resources, Scott White, appears to have been a land manager at
 SandRidge Energy until as recently as 2011
 ➢ There have been numerous transactions between Ward family members, or entities associated with Ward family members, and WCT Resources. We have documented transactions between TLW Cattle & Land or Sch’ree Ward,
 Tom Ward’s wife, and WCT Resources
 ➢ WCT Resources is just one of several entities controlled by members of the Ward family which appear to be active participants in the purchase and sale of land and mineral rights in the Mississippian

Agenda
➢ Overview
➢ Company Background & Performance
➢ Management Compensation & Related Party Transactions
➢ The Path to Value
➢ Company Response
➢ Appendix: Related Party Transactions Presentation

January 2013
SandRidge Related-Party Land Transactions

SandRidge Related-Party Land Transactions
➢ SandRidge claims TPG-Axon has “engaged in a false and misleading campaign and "consent solicitation” filled with half-truths and unsubstantiated statements regarding management, the Board and the Company.  TPG-Axon has repeatedly made inflammatory and false statements with one simple goal - they want to distract you from the facts regarding SandRidge and its strategy for creating value…”
➢ Most of the observations we have made about, and criticism we have directed at, the company are based on publicly available facts - the performance of the company’s stock, financial performance of the company, and actions taken by the company
➢ Therefore, presumably, management objects to allegations we have raised regarding related-party transactions that we believe have damaged shareholder interests
➢ As a result, we are sharing with all shareholders some of the facts that support our concerns regarding
 “the facts regarding SandRidge and its strategy for creating value”
➢ We believe the management and Board of Directors of any company - including SandRidge - should have one overriding objective…creating value for shareholders
➢ As a general business principle, we believe it is inappropriate and unethical for any management to compete with the shareholders they are paid to serve
➢ In the case of SandRidge, our examination of the facts regarding related party transactions and competition cause us enormous concern, and lead us to question whether company management and resources are focused exclusively on building shareholder value, or instead have also been used for the benefit of others, even sometimes in direct competition with the company

SandRidge Related-Party Land Transactions
➢ The primary business of the company, as espoused by management, has been the acquisition and development of mineral rights in the areas of the Mississippian Lime formation, in various parts of
 Oklahoma and Kansas
 ➢ “Over the last several years, your Board and management team have taken strategic actions to transform
 SandRidge into the leading operator in the Mississippian Lime play of northern Oklahoma and western Kansas.
 These actions have established SandRidge as an industry leader in what is widely considered to be one of the most valuable oil-rich basins in the United States.”
 ➢ “While the Mississippian formation in Oklahoma and Kansas had been developed with vertically drilled wells for many decades, its potential had gone largely unnoticed and untapped until the Company quietly and inexpensively leased millions of acres, which it is now aggressively developing. As results were realized by the Company in the play, large independent producers and major integrated multinational companies turned their attention to the area and invested significant amounts of their own capital, driving up acreage costs after the Company had completed the large bulk of its planned acreage purchases.”
➢ The company clearly states that the Mississippian is now (after repeated shifts in strategy over the past five years) the primary focus of the company
➢ The company notes the importance of “quietly and inexpensively” acquiring mineral rights before others start “driving up acreage costs”, suggesting that the acquisition of mineral rights as quietly and inexpensively as possible is important to creating value for shareholders
➢ Is it not obvious, then, that companies or entities that repeatedly acquired mineral rights in similar areas at similar times would be obvious competitors to SandRidge? Particularly if they often moved ahead of
 SandRidge in identifying attractive land and mineral rights? And particularly if they then sold those rights to other large, well-financed rival energy companies? Or even to SandRidge itself?
➢ If such a competitor were none other than the CEO’s family, shouldn’t stockholders be deeply concerned?

What SandRidge has already disclosed…
➢ SandRidge has disclosed certain transactions between SandRidge and entities related to Tom Ward and the Ward family, including TLW Land & Cattle and WCT Resources
➢ TLW Land & Cattle LP - “an entity in which Mr. Ward has an ownership interest”
 ➢ From the 2012 proxy: “We own wells on certain areas of land in northwest Oklahoma under which TLW
 Land & Cattle LP (“TLW LC”), an entity in which Mr. Ward has an ownership interest, owns a royalty interest. In 2011, we paid royalties totaling $925,735 to TLW-LC in connection with the production of oil and natural gas from these properties.”
➢ WCT Resources - “a limited liability company owned by trusts established for the benefit of Mr. Ward’s children”
 ➢ From the 2012 proxy: “In January 2011, we purchased a portion of the working interest in leases covering acreage in northeast Oklahoma from WCT Resources, L.L.C., a limited liability company formed in 2002 and owned by trusts established in 1989 for the benefit of Mr. Ward’s children (“WCT”), for $391,955. WCT also participates as a working interest owner in wells we operate in northwest Oklahoma, and during 2011, we paid revenue of $168,196 to WCT as a working interest owner.”
➢ Since 2008, SandRidge has disclosed $9.5 million of payments to entities related to Tom Ward and the
 Ward family
 ➢ $3.9 million to TLW Land & Cattle
 ➢ $5.6 million to WCT Resources

…but what they have NOT disclosed is startling
➢ Company disclosures have been limited
 ➢ In order to better understand the related party transactions of SandRidge, we engaged investigators to gather additional information for us
 ➢ To obtain this information, it was necessary to directly gather lease information from court houses and record offices across Kansas and Oklahoma
➢ We are still early in the process and have much more ground to cover
 ➢ The Mississippian Lime is a vast play covering over 17 million acres, in which SandRidge has leased over
 2 million acres
 ➢ To date, we have examined only a small percentage of SandRidge’s total acreage
➢ Yet, already, it seems clear to us that entities related to the Ward family have been active competitors to
 SandRidge Energy in the acquisition and sale of mineral rights
 ➢ In the interest of transparency, we are providing examples of transactions we have discovered to help illustrate the nature of activity we are observing
 ➢ Our investigation continues, and we expect to update stockholders as we learn more

SandRidge Related-Party Land Transactions
➢ To date, we have discovered that many entities affiliated with the Ward family have been active in acquiring acreage and mineral rights in the Mississippian Lime
 ➢ In particular, TLW Land & Cattle, WCT Resources and 192 Investments are entities that have acquired meaningful acreage in the Mississippian Lime.
 ➢ Each of these entities is related to Tom Ward or his immediate family, and has shared an address with
 SandRidge at various points in the past
➢ We have found many occurrences of flipping and purchases in the same areas where SandRidge acquires mineral rights
 ➢ In a number of instances, WCT Resources has moved ahead of the company to acquire mineral rights from third parties, and then flipped them to SandRidge just weeks or months later
 ➢ More worryingly, it appears that WCT Resources has acquired acreage in advance of purchases by
 SandRidge in the same area, and then either sold it to third parties or kept it
➢ We call on the Board of Directors to conduct an investigation of CEO Tom Ward and this conduct
 ➢ We also demand that the company provide shareholders with all available information regarding the nature of the interaction between the various entities controlled by members of the Ward family and SandRidge
 ➢ We believe the fact pattern suggests that SandRidge shareholders may have been disadvantaged by the actions of Mr. Ward and his family
 ➢ We believe the company may not have fully properly disclosed the nature of these transactions to stockholders. In addition, if Mr. Ward did not disclose the full extent of these transactions to the company, we believe this may be cause for termination.

What is WCT Resources?
➢ In response to our investigation and statements regarding our beliefs on this matter, SandRidge added additional disclosure in their consent revocation statement filed on January 7, 2013.
 ➢ “WCT is an independent oil and gas company in which Mr. Ward retains no financial interest nor has any management or operational involvement.”
➢ What we have learned about WCT Resources:
 ➢ WCT Resources was established in January 2002
 ➢ WCT Resources is owned by trusts established by Tom and Sch’ree Ward for the benefit of Tom Ward’s children
 (Ward Children’s Trust). The trustee of Ward Children’s Trust is Scott C. Hartman, who we believe is a
 SandRidge employee
 ➢ The company states that WCT Resources is currently run by Trent Ward, Tom Ward’s son
 ➢ WCT Resources appears to have a fraction of the approximately 2,500 full-time employees that SandRidge
 Energy does. The company’s phone voicemail lists just seven total employees in its directory
 ➢ The address of WCT Resources was the same as SandRidge’s headquarters until last year
 ➢ In some prior years, based on a comparison of signatures, it appears that Tom Ward signed company documents
 ➢ The current Chief Operating Officer of WCT Resources, Scott White, appears to have been a land manager at
 SandRidge Energy until as recently as 2011
 ➢ There have been numerous transactions between Ward family members, or entities associated with Ward family members, and WCT Resources. We have documented transactions between TLW Cattle & Land or Sch’ree
 Ward, Tom Ward’s wife, and WCT Resources
 ➢ WCT Resources is just one of several entities controlled by members of the Ward family which appear to be active participants in the purchase and sale of land and mineral rights in the Mississippian

Shareholders demand to know!
➢ What is the exact relationship between SandRidge and WCT Resources, and how has it evolved over time?
➢ What resources does WCT have to actively prospect, evaluate and purchase mineral rights in the Mississippian?
➢ What information has SandRidge shared with Trent Ward, WCT Resources or other entities related to the Ward
 Family? Is it a coincidence that WCT Resources appears frequently alongside, or even ahead of, SandRidge in the acquisition of various parcels of land or mineral rights?
➢ If WCT has no involvement with SandRidge, why do they often show up in the same places? How can this apparently small company repeatedly beat SandRidge and its 2,500 full time employees to the punch?
➢ Has SandRidge provided resources or services to WCT Resources, or other entities related to the Ward family?
➢ How many former SandRidge employees have worked for WCT Resources or other entities related to the Ward family? What steps did the company take to prevent SandRidge information from being used by former employees for the benefit of other entities?
➢ What other entities or individuals that appear frequently alongside SandRidge (such as 192 Investments and
 Sch’ree Ward) have relationships to Tom Ward or the Ward family? What company information or resources have been shared with such entities?
➢ What is the relationship between SandRidge or entities related to the Ward family, and the land companies that have assigned mineral rights to WCT Resources (such as Bent Tree Properties)?
➢ How much did the SandRidge Board of Directors know about these transactions? Why were many of them not disclosed to shareholders?
➢ How is it appropriate that the family of the CEO is a frequent competitor to SandRidge, in the company’s primary business?

Examples of Related-Party Land Transactions

Examples of flipping
➢ SEC disclosure:
 ➢ From the 2012 proxy: “In January 2011, we purchased a portion of the working interest in leases covering acreage in northeast Oklahoma from WCT Resources”
➢ What actually happened:
 ➢ On November 30, 2010, WCT Resources leased mineral rights from the Berry family in Pawnee County,
 Oklahoma¹
 ➢ Two months later, on January 20, 2011, WCT Resources flipped those specific leases to SandRidge
Nov 2010	Dec 2010	Jan 2011	Feb 2011	Mar 2011	Apr 2011	May 2011	Jun 2011	Apr 2012
WCT Resources acquires
mineral rights
in Pawnee County¹
SandRidge acquires
those mineral rights
from WCT Resources
SandRidge discloses
transaction in proxy
¹ Pawnee County: 19-21N-04E

Examples of flipping
➢ SEC disclosure:
 ➢ From the 2011 proxy: “In September 2010, we purchased a portion of the working interest in leases covering acreage in northeast Oklahoma from WCT Resources”
➢ What actually happened:
 ➢ On April 6, 2010, WCT Resources leased mineral rights from the Lushabaugh, Thomas, Rouwalk, Louwalk and Goodfox families in Pawnee County, Oklahoma¹
 ➢ Then, on June 15, 2010 and September 28, 2010, WCT Resources was assigned additional mineral rights from Jackfork Land Inc. in Pawnee County²,³
 ➢ Three weeks later, on October 15, 2010, WCT Resources flipped certain of those specific leases to
 SandRidge
¹ Pawnee County: 19-23N-04E; 30-23N-04E; 29-22N-04E; 20-22N-04E; 07-22N-04E; 07-22N-04E; 07-22N-04E
² Pawnee County: 03-21N-04E; 13-22N-03E; 03-22N-04E; 04-22N-04E; 05-22N-04E; 07-22N-04E; 08-22N-04E; 17-22N-04E; 18-22N-04E;
20-22N-04E; 21-22N-04E; 22-22N-04E; 31-23N-04E; 24-23N-03E; 25-23N-03E; 19-23N-04E; 30-23N-04E; 31-23N-04E
   ³ Pawnee County: 03-21N-04E; 7-21N-04E; 8-22N-04E; 31-23N-04E
Apr 2010	May 2010	Jun 2010	Jul 2010	Aug 2010	Sep 2010	Oct 2010	Nov 2010	Apr 2011
WCT Resources acquires
mineral rights
in Pawnee County¹
SandRidge acquires
those mineral rights
from WCT Resources
SandRidge discloses
transaction in proxy
WCT Resources acquires
mineral rights
in Pawnee County²
WCT Resources acquires
mineral rights
in Pawnee County³

Examples of flipping
➢ SEC disclosure:
 ➢ From the 2013 consent revocation statement: “In May 2012 and August 2012, we purchased a portion of the working interest in leases covering acreage in northern Oklahoma from WCT Resources”
➢ What actually happened:
 ➢ On May 20, 2005, TLW Land & Cattle purchased land and mineral rights from Edwin Herslee in Woods County,
 Oklahoma¹
 ➢ On November 3, 2011, WCT Resources leased mineral rights from the TLW Land & Cattle in Woods County,
 Oklahoma
 ➢ Six months later, on May 23, 2012, WCT Resources flipped those specific leases to SandRidge
¹ Woods County: 17-28N-18W; 18-28N-18W; 20-28N-18W
May 2005	Nov 2011	Dec 2011	Jan 2012	Feb 2012	Mar 2012	Apr 2012	Jan 2013
TLW Land & Cattle
purchases land and mineral
rights in Woods County¹
SandRidge acquires
those mineral rights
from WCT Resources
SandRidge discloses
transaction in consent
revocation statement
WCT Resources acquires
those mineral rights
from TLW Land & Cattle

Examples of flipping
➢ SEC disclosure:
 ➢ From the 2013 consent revocation statement: “In May 2012 and August 2012, we purchased a portion of the working interest in leases covering acreage in northern Oklahoma from WCT Resources”
➢ What actually happened:
 ➢ On August 5, 2008, TLW Land & Cattle purchased land and mineral rights from the Joy family in Alfalfa County,
 Oklahoma¹
 ➢ On February 28, 2012, WCT Resources leased those mineral rights from the TLW Land & Cattle
 ➢ Seven months later, on August 29, 2012, WCT Resources flipped those specific leases to SandRidge
¹ Alfalfa County: 12-28N-10W
Aug 2008	Feb 2012	Mar 2012	Apr 2012	May 2012	Jun 2012	Jul 2012	Jan 2013
TLW Land & Cattle
purchases land and mineral
rights in Alfalfa County¹
SandRidge acquires
those mineral rights
from WCT Resources
SandRidge discloses
transaction in consent
revocation statement
WCT Resources acquires
those mineral rights
from TLW Land & Cattle

Examples of flipping
➢ SEC disclosure:
 ➢ From the 2009 proxy: “WCT Resources L.L.C., a limited liability company for the benefit of Mr. Ward’s children, participated as a working interest owner in our development of the area”
➢ What actually happened:
 ➢ On October 1, 2007, WCT Resources leased mineral rights from the TLW Land & Cattle in Woods County,
 Oklahoma¹
 ➢ Twelve months later, on October 21, 2008, WCT Resources flipped those specific leases to SandRidge with an effective date of November 6, 2007
¹ Woods County: 17-24N-14W
Sep 2007	Oct 2007	Nov 2007	Sep 2008	Oct 2008	Apr 2009
TLW Land & Cattle
purchases land and mineral
rights in Woods County
SandRidge acquires
those mineral rights
from WCT Resources
SandRidge discloses
transaction in proxy
WCT Resources acquires
mineral rights
from TLW Land & Cattle¹

Examples of flipping
➢ SEC disclosure:
 ➢ From the 2009 proxy: “In April 2007, we leased the minerals under a certain area in Woods County, Oklahoma from TLW Land & Cattle”
➢ What actually happened:
 ➢ On March 10, 2005, TLW Land & Cattle purchased land and mineral rights from Jane Purnell in Woods County,
 Oklahoma¹
 ➢ Two years later, on April 11, 2007, TLW Land & Cattle assigns working interest in those mineral rights to both
 SandRidge and WCT Resources
 ➢ On December 14, 2010, TLW Land & Cattle sells the land to Larry Noble
 ➢ On April 23, 2012, WCT Resources assigns wellbore rights in that specific acreage to Sch’ree Ward, the wife of
 Tom Ward. On May 23, 2012, SandRidge starting drilling the Noble 1-16 well
¹ Woods County: 16-28N-14W
Sep 2005	Apr 2007	Apr 2009	Feb 2012	Mar 2012	Apr 2012	May 2012
TLW Land & Cattle
purchases land and mineral
rights in Woods County¹
SandRidge acquires
those mineral rights
from TLW Land & Cattle
SandRidge discloses
transaction in proxy
WCT Resources acquires
those mineral rights
from TLW Land & Cattle
SandRidge spuds
Noble 1-16 well on acreage
WCT Resources assigns
wellbore rights
to Sch’ree Ward

(1) June 2011:
WCT acquires acreage

			WCT
			WCT
		WCT	WCT
		WCT	WCT

(2) July 2011:
SandRidge acquires adjacent acreage

	SD	SD	WCT
	SD	SD	WCT
		WCT	WCT
		WCT	WCT

(3) October 2011:
WCT sells acreage to Shell

	SD	SD	Shell
	SD	SD	Shell
		Shell	Shell
		Shell	Shell

TPG–AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On June 20, 2011, Bent Tree Properties assigned mineral rights to WCT Resources in Barber County,
 Kansas¹
                        We believe Bent Tree Properties is a company that provides land acquisition services. Land acquisition companies generally work under contract to secure land or mineral rights and then subsequently transfer those rights to the underlying investor or company. WCT
 Resources frequently appears to work with Bent Tree Properties in the acquisition of land or mineral rights.
 ➢ (2) Four weeks later, on July 25, 2011, Continental Land Resources assigned mineral rights to SandRidge in adjacent acreage
 ➢ (3) Two months later, on October 26, 2011, WCT Resources assigned its mineral rights to Shell
¹ Barber County: 12-30S-11W

(1) June 2011:
WCT acquires acreage

WCT /
192

(2) July 2011:
SandRidge acquires adjacent acreage

SD
SD
WCT /
192
SD
SD

(3) October 2011:
WCT sells acreage to Shell

SD
SD
Shell
SD
SD

TPG-AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On June 6, 2011 to July 5, 2011, Bent Tree Properties assigned mineral rights to WCT Resources and 192
 Investments in Barber County, Kansas¹
 ➢ (2) Two weeks later, on July 25, 2011, Continental Land Resources assigned mineral rights to SandRidge in adjacent acreage
 ➢ (3) Three months later, on October 26, 2011, WCT Resources assigned its mineral rights to Shell
¹ Barber County: 08-31S-10W

(1) December 2011:
WCT acquires acreage

WCT / 192
WCT / 192
WCT / 192
WCT / 192
WCT / 192
WCT / 192
WCT / 192
WCT / 192

(2) April 2012:
SandRidge acquires adjacent acreage

SD
SD
SD
SD
SD
SD
SD
SD
WCT / 192
WCT / 192
WCT / 192
WCT / 192
WCT / 192
WCT / 192
WCT / 192
WCT / 192

(3) Today:
WCT still retains acreage

SD
SD
SD
SD
SD
SD
SD
SD
WCT / 192
WCT / 192
WCT / 192
WCT / 192
WCT / 192
WCT / 192
WCT / 192
WCT / 192

TPG-AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On December 12, 2011, Bent Tree Properties assigned mineral rights to WCT Resources and 192
 Investments in Thomas County, Kansas¹
 ➢ (2) Four months later, on April 3, 2012, Manhattan EnergyOne assigned mineral rights to SandRidge in adjacent acreage
 ➢ (3) WCT Resources still retains this acreage
¹ Thomas County: 29-06S-33W

(1) January 2012:
WCT acquires acreage

WCT / 192
WCT / 192
WCT / 192
WCT / 192
WCT
WCT
WCT
WCT

(2) April 2012:
SandRidge acquires adjacent acreage

SD
SD
WCT / 192
WCT / 192
SD
SD
WCT / 192
WCT / 192
SD
SD
WCT
WCT
SD
SD
WCT
WCT

(3) Today:
WCT still retains acreage

SD
SD
WCT / 192
WCT / 192
SD
SD
WCT / 192
WCT / 192
SD
SD
WCT
WCT
SD
SD
WCT
WCT

TPG-AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On January 4, 2012 and February 29, 2012, Bent Tree Properties assigned mineral rights to WCT Resources and 192 Investments in Thomas County, Kansas¹
 ➢ (2) Two months later, on April 3, 2012, Manhattan EnergyOne assigned mineral rights to SandRidge in adjacent acreage
 ➢ (3) WCT Resources still retains this acreage
¹ Thomas County: 26-07S-34W

(1) December 2011:
WCT acquires acreage

WCT / 192
WCT / 192
WCT / 192
WCT / 192

(2) April 2012:
SandRidge acquires adjacent acreage

SD
SD
SD
SD
SD
SD
SD
SD
WCT / 192
WCT / 192
SD
SD
WCT / 192
WCT / 192
SD
SD

(3) Today:
WCT still retains acreage

SD
SD
SD
SD
SD
SD
SD
SD
WCT / 192
WCT / 192
SD
SD
WCT / 192
WCT / 192
SD
SD

TPG-AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On December 19, 2011, Bent Tree Properties assigned mineral rights to WCT Resources and 192 Investments in Thomas County, Kansas¹
 ➢ (2) Four months later, on April 3, 2012 and July 1, 2012, Manhattan EnergyOne assigned mineral rights to
 SandRidge in adjacent acreage
 ➢ (3) WCT Resources still retains this acreage
¹ Thomas County: 05-09S-35W

(1) November 2011:
WCT acquires acreage

		WCT / 192	WCT / 192
		WCT / 192	WCT / 192

(2) April 2012:
SandRidge acquires adjacent acreage

		SD	SD
		SD	SD
		WCT / 192	WCT / 192
		WCT / 192	WCT / 192

(3) Today:
WCT still retains acreage

		SD	SD
		SD	SD
		WCT / 192	WCT / 192
		WCT / 192	WCT / 192

TPG–AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On November 21, 2011, Bent Tree Properties assigned mineral rights to WCT Resources and 192
 Investments in Thomas County, Kansas¹
 ➢ (2) Five months later, on April 3, 2012, Manhattan EnergyOne assigned mineral rights to SandRidge in adjacent acreage
 ➢ (3) WCT Resources still retains this acreage
¹ Thomas County: 17-08S-35W

(1) December 2011:
WCT acquires acreage

WCT / 192
WCT / 192
WCT / 192
WCT / 192

(2) April 2012:
SandRidge acquires adjacent acreage

WCT / 192
WCT / 192
WCT / 192
WCT / 192
SD
SD
SD
SD

(3) Today:
WCT still retains acreage

WCT / 192
WCT / 192
WCT / 192
WCT / 192
SD
SD
SD
SD

TPG-AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On December 19, 2011, Bent Tree Properties assigned mineral rights to WCT Resources and 192
 Investments in Thomas County, Kansas¹
 ➢ (2) Four months later, on April 3, 2012, Manhattan EnergyOne assigned mineral rights to SandRidge in adjacent acreage
 ➢ (3) WCT Resources still retains this acreage
¹ Thomas County: 34-08S-35W

(1) December 2011:
WCT acquires acreage

WCT / 192	WCT / 192	WCT / 192	WCT / 192
WCT / 192	WCT / 192	WCT / 192	WCT / 192

(2) April 2012:
SandRidge acquires adjacent acreage

WCT / 192	WCT / 192	WCT / 192	WCT / 192
WCT / 192	WCT / 192	WCT / 192	WCT / 192
SD	SD	SD	SD
SD	SD	SD	SD

(3) Today:
WCT still retains acreage

WCT / 192	WCT / 192	WCT / 192	WCT / 192
WCT / 192	WCT / 192	WCT / 192	WCT / 192
SD	SD	SD	SD
SD	SD	SD	SD

TPG–AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On December 12, 2011, Bent Tree Properties assigned mineral rights to WCT Resources and 192
 Investments in Thomas County, Kansas¹
 ➢ (2) Four months later, on April 3, 2012, Manhattan EnergyOne assigned mineral rights to SandRidge in adjacent acreage
 ➢ (3) WCT Resources still retains this acreage
¹ Thomas County: 21-07S-33W

(1) December 2011:
WCT acquires acreage

WCT / 192
WCT / 192
WCT / 192
WCT / 192

(2) April 2012:
SandRidge acquires adjacent acreage

WCT / 192
WCT / 192
SD
SD
WCT / 192
WCT / 192
SD
SD

(3) Today:
WCT still retains acreage

WCT / 192
WCT / 192
SD
SD
WCT / 192
WCT / 192
SD
SD

TPG-AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On December 19, 2011, Bent Tree Properties assigned mineral rights to WCT Resources and 192
 Investments in Thomas County, Kansas¹
 ➢ (2) Four months later, on April 3, 2012, Manhattan EnergyOne assigned mineral rights to SandRidge in adjacent acreage
 ➢ (3) WCT Resources still retains this acreage
¹ Thomas County: 34-07S-34W

(1) December 2011:
SandRidge acquires acreage

SD SD SD SD
SD SD SD SD
SD SD
SD SD

(2) November 2012:
WCT acquires adjacent acreage

SD SD SD SD
SD SD SD SD
WCT WCT SD SD
WCT WCT SD SD

(3) Today:
WCT still retains acreage

SD SD SD SD
SD SD SD SD
WCT WCT SD SD
WCT WCT SD SD

TPG-AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On December 22, 2011, TS Dudley Land Company assigned mineral rights to SandRidge in Finney County,
 Kansas¹
 ➢ (2) Eleven months later, on November 13, 2012, Sullivan Land Resources assigned mineral rights to WCT
 Resources in adjacent acreage
 ➢ (3) WCT Resources still retains this acreage
¹ Finney County: 10-23-28W

(1) January 2012:
Bent Tree acquires acreage

		BT	BT
		BT	BT

(2) March 2012:
SD acquires adjacent acreage

SD	SD	BT	BT
SD	SD	BT	BT

(3) April 2012:
Bent Tree sells acreage to WCT

SD	SD	WCT	WCT
SD	SD	WCT	WCT

(4) Today:
WCT still retains acreage

SD	SD	WCT	WCT
SD	SD	WCT	WCT

TPG-AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On January 3, 2012, Bent Tree Properties acquired mineral rights in Sherman County, Kansas¹
 ➢ (2) Two months later, on March 28, 2012, Stable Energy Resources assigned mineral rights to SandRidge in adjacent acreage
 ➢ (3) Two weeks later, on April 10, 2012, Bent Tree assigned those mineral rights to WCT Resources
 ➢ (4) WCT Resources still retains this acreage
¹ Sherman County: 09-08S-37W

(1) January 2012:
Bent Tree acquires acreage

(2) March 2012:
SD acquires adjacent acreage

(3) April 2012:
Bent Tree sells acreage to WCT

(4) Today:
WCT still retains acreage

BT BT
BT BT
BT BT SD SD
BT BT SD SD
WCT WCT SD SD
WCT WCT SD SD
WCT WCT SD SD
WCT WCT SD SD

TPG-AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On January 3, 2012, Bent Tree Properties acquired mineral rights in Sherman County, Kansas¹
 ➢ (2) Two months later, on March 28, 2012, Stable Energy Resources assigned mineral rights to SandRidge in adjacent acreage
 ➢ (3) Four weeks later, on April 25, 2012, Bent Tree assigned those mineral rights to WCT Resources
 ➢ (4) WCT Resources still retains this acreage
¹ Sherman County: 28-08S-37W

(1) January 2012:
Bent Tree acquires acreage

BT
BT

(2) March 2012:
SD acquires adjacent acreage

SD
SD
BT
BT
SD
SD

(3) July 2012:
Bent Tree sells acreage to WCT

SD
SD
WCT
WCT
SD
SD

(4) Today:
WCT still retains acreage

SD
SD
WCT
WCT
SD
SD

TPG–AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On January 3, 2012, Bent Tree Properties acquired mineral rights in Sherman County, Kansas¹
 ➢ (2) Two months later, on March 28, 2012, Stable Energy Resources assigned mineral rights to SandRidge in adjacent acreage
 ➢ (3) Four months later, on July 13, 2012, Bent Tree assigned those mineral rights to WCT Resources
 ➢ (4) WCT Resources still retains this acreage
¹ Sherman County: 05-08S-41W

(1) November 11:
Continental acquires acreage

		CLR	CLR				
		CLR	CLR				
		CLR	CLR				
		CLR	CLR				

(2) March 2012:
SD acquires adjacent acreage

		CLR	CLR	SD	SD	SD	SD
		CLR	CLR	SD	SD	SD	SD
		CLR	CLR	SD	SD	SD	SD
		CLR	CLR	SD	SD	SD	SD

(3) August 2012:
Continental sells acreage to WCT

		WCT	WCT	SD	SD	SD	SD
		WCT	WCT	SD	SD	SD	SD
		WCT	WCT	SD	SD	SD	SD
		WCT	WCT	SD	SD	SD	SD

TPG-AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On November 30, 2011, Continental Land Resources acquired mineral rights in Wallace County, Kansas¹
 ➢ (2) Four months later, on March 28, 2012, Stable Energy Resources assigned mineral rights to SandRidge in adjacent acreage
 ➢ (3) Five months later, on August 2, 2012, Continental assigned its mineral rights to WCT Resources
 ➢ (4) WCT Resources still retains this acreage
¹ Wallace County: 29-11S-40W and 28-11S-40W

(1) January 2011:
WCT acquires acreage

WCT
WCT
WCT

(2) September 2011:
SandRidge acquires adjacent acreage

WCT
SD
SD
WCT
SD
SD
SD
SD
SD
SD
SD
SD
WCT

(3) Today:
WCT still retains acreage

WCT
SD
SD
WCT
SD
SD
SD
SD
SD
SD
SD
SD
WCT

TPG–AXON CAPITAL

Examples of adjacent acquisitions
➢ SEC disclosure:
 ➢ None
➢ What actually happened:
 ➢ (1) On January 13, 2011, Sam B. Rose Oil & Gas assigned mineral rights to WCT Resources in Cowley County,
 Kansas¹
 ➢ (2) Nine months later, on September 28, 2011, the Kaufman family assigned mineral rights to SandRidge in adjacent acreage
 ➢ (3) WCT Resources still retains this acreage
¹ Cowley County: 35-32-6

(1) June 2011:
WCT acquires acreage

			WCT
			WCT
		WCT	WCT
		WCT	WCT

(2) July 2011:
SandRidge acquires adjacent acreage

	SD	SD	WCT
	SD	SD	WCT
		WCT	WCT
		WCT	WCT

(3) October 2011:
WCT sells acreage to Shell

	SD	SD	Shell
	SD	SD	Shell
		Shell	Shell
		Shell	Shell

TPG-AXON CAPITAL

Appendix: Oil & Gas Leases
➢ Oil & gas leases in Oklahoma and Kansas are organized by 640-acre sections, which are found within townships and ranges
 ➢ The nomenclature is Section - Township - Range. For example, Barber County 12-30S-11W means Section 12,
 Township 30 South, Range 11 West
 ➢ In our diagrams, we represented each 640-acre section with 16 40-acre grids
➢ For example, the Barber County example on page 16 covered parts of the 12-30S-11W section
 ➢ WCT Resources acquires acreage in the eastern part of the section
 ➢ Page 3 of the June 2011 assignment from Bent Tree Properties to WCT Resources: “Township 30 South,
 Range 11 West, Section 12: SE/4, E/2 NE/4”. That is the southeast quarter and the eastern half of the northeast quarter.
 ➢ SD acquires adjacent acreage in northern part of the section
 ➢ Page 2 of the July 2011 assignment from Continental Land Resources to SandRidge: “W/2 NE/4 & E/2
 NW/4 of Section 12, Township 30S, Range 11W”. That is the western half of the northeast quarter and the eastern half of the northwest quarter.